EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTIONS 1350,

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

I, Andrii Guzii, the Chief Executive Officer of Strong Solutions Inc. (the Company), certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Company’s Annual report ended December 31, 2019 (“Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and  results of operations of the Company.

Date: March 23, 2020

/s/ Andrii Guzii

Chief Executive Officer